Exhibit 5.1

JONES DAY

April 28, 2021

PLBY Group, Inc.
10960 Wilshire Blvd., Suite 2200
Los Angeles, California 90024

Re:	Registration Statement on Form S-1 Filed by PLBY Group, Inc.

Ladies and Gentlemen:

We have acted as counsel for PLBY Group, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a continuous or delayed basis, of (a) 21,854,262 shares (the “Outstanding Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) currently outstanding, and (b) up to 38,500 shares (the “UPO Shares” and, together with the Outstanding Shares, the “Securities”) of Common Stock issuable upon the exercise of certain unit purchase option (the “UPO”), in each case by the selling securityholders identified in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect the registration of the Securities under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Outstanding Shares are validly issued, fully paid and nonassessable.

2.	The UPO Shares, when issued by the Company upon exercise of the UPO in accordance with its terms, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day